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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our reports (a) dated March 8, 2002 (except for note 26 (b) which is as of May 15, 2002) with respect to the consolidated financial statements of Sparkling Spring Water Holdings Limited for each of the years in the three year period ended December 31, 2001; and (b) dated April 30, 2002 with respect to the combined consolidated statements of operations, deficit, contributed surplus and cash flows of Pure Water Corporation, Polaris Water Company Inc. and Stellen Investments Limited for the years ended December 31, 2000 and 1999, in the Registration Statement (Form F-1 No. 333-XXXXX) and related Prospectus of Sparkling Spring Water Holdings Limited for the registration of shares of its common stock.




Halifax, Canada                                           /s/  Ernst & Young LLP
May 15, 2002                                              Chartered Accountants